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                                                                       EXHIBIT 5



                           [BLANK ROME LLP LETTERHEAD]


                                                               September 8, 2004




GigaBeam Corporation
14225-C Sullyfield Circle
Chantilly, Virginia 20151

         RE:  GIGABEAM CORPORATION
              REGISTRATION STATEMENT ON FORM SB-2 (FILE NO. 333-116020)
              ---------------------------------------------------------


Gentlemen:


         We have acted as counsel to GigaBeam Corporation, a Delaware corporation ("GigaBeam"), in connection with the Registration Statement on Form S-1, as amended on Form SB-2 (File No. 333-116020), (the "Registration Statement") filed by GigaBeam with the Securities and Exchange Commission on September 9, 2004 under the Securities Act of 1933, as amended, relating to the offer and sale by GigaBeam of (i) up to 1,495,000 shares of common stock, $0.001 par value per share, of GigaBeam ("Common Stock") (including 195,000 shares if the Underwriters exercise their over-allotment option) ("Offered Shares"); (ii) up to 1,495,000 redeemable warrants ("Warrants") of GigaBeam (including 195,000 warrants if the Underwriters exercise their over-allotment option) ("Offered Warrants"); (iii) up to 1,495,000 shares of Common Stock issuable upon the exercise of the Offered Warrants (including 195,000 shares if the Underwriters exercise their over-allotment option and exercise the Offered Warrants) ("Offered Warrants Shares"); (iv) an option to purchase Common Stock and Warrants (the "Representative's Option"); (v) up to 130,000 shares of Common Stock issuable upon exercise of the Representative's Option ("Representative's Shares"); (vi) up to 130,000 Warrants issuable upon exercise of the Representative's Option ("Representative's Warrants"); and (vii) up to 130,000 shares of Common Stock issuable upon exercise of the Warrants underlying the Representative's Option ("Representative's Warrants Shares"). This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-B.


         In rendering this opinion, we have examined only the documents listed on Exhibit "A" attached hereto. We have not performed any independent investigation other than the document examination described. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents and records examined and the genuineness of all signatures and have assumed that, the Underwriting Agreement, Offered Warrants, Representative's Option and Representative's Warrants that are expected to be delivered by GigaBeam will be substantially the same as the ones filed as exhibits to the Registration Statement. This opinion is limited to the Delaware General Corporation Law.
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September 8, 2004
Page 2


         Based upon and subject to the foregoing, we are of the opinion that:

         (1) the Offered Shares, when sold, paid for and issued in the manner and for the consideration contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable;

         (2) the Offered Warrants, when sold, paid for and issued in the manner and for the consideration contemplated by the Registration Statement will be validly issued, fully paid and non-assessable and will be valid and binding obligations of GigaBeam;

         (3) the Offered Warrants Shares, when paid for and issued in the manner and for the consideration contemplated by the Offered Warrants and issued upon the exercise of the Offered Warrants in accordance with the terms of the Offered Warrants, will be validly issued, fully paid and non-assessable;

         (4) the Representative's Option, when sold, paid for and issued in the manner and for the consideration contemplated by the Registration Statement will be valid and binding obligations of GigaBeam;

         (5) the Representative's Shares, when paid for and issued upon the exercise of the Representative's Option in accordance with the terms of the Representative's Option, will be validly issued, fully paid and non-assessable;

         (6) the Representative's Warrants, when paid for and issued upon the exercise of the Representative's Option in accordance with the terms of the Representative's Option, will be validly issued, fully paid and non-assessable and will be valid and binding obligations of GigaBeam;

         (7) the Representative's Warrants Shares, when paid for and issued upon the exercise of the Representative's Warrants in accordance with the terms of the Representative's Warrants and Representative's Option, will be validly issued, fully paid and non-assessable.

         This opinion is given as of the date hereof.

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September 8, 2004
Page 3


         This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus, which is part of the Registration Statement.


                                Very truly yours,

                               /s/ Blank Rome LLP

                                 BLANK ROME LLP






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                                   EXHIBIT "A"

1.       GigaBeam's Amended and Restated Certificate of Incorporation.

2.       GigaBeam's Amended and Restated Bylaws.

3. Resolutions adopted by the Board of Directors of GigaBeam relating to the offering and sale of the Offered Shares, Offered Warrants, Offered Warrants Shares, Representative's Option, Representative's Shares, Representative's Warrants and Representative's Warrants Shares by GigaBeam pursuant to the Registration Statement.

4.       The Registration Statement.

5. The proposed form of the Underwriting Agreement, Offered Warrants, the Representative's Option and the Representative's Warrants.

6.       Officer's Certificate of GigaBeam.